Exhibit 99.1

ALPHA AND OMEGA SEMICONDUCTOR LIMITED
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
(Unaudited)

On December 1, 2021 (the “Effective Date”), Alpha & Omega Semiconductor (Shanghai) Ltd. (“AOS SH”) and Agape Package Manufacturing (Shanghai) Limited (“APM SH” and, together with AOS SH, the “Sellers”), each a wholly-owned subsidiary of Alpha and Omega Semiconductor Limited (the “Company” or “AOS”), entered into a share transfer agreement with a third-party investor to sell a portion of the Company's equity interest in the joint venture (the “JV Company”) which consists of a power semiconductor packaging, testing and 12-inch wafer fabrication facility in Chongqing, China (the “Transaction”).  The Transaction closed on December 2, 2021 (the “Closing Date”).  The Transaction reduced the Company’s equity interest in the JV Company from 50.9% to 48.8%.  Therefore, the Company no longer has a controlling financial interest in the JV Company and has made a preliminary determination that the JV Company will be deconsolidated from the Company’s consolidated financial statements effective as of the Closing Date.  The assessment as to whether the JV Company will be deconsolidated is ongoing and will be finalized in conjunction with the Company’s financial statement close process for the three months ending December 31, 2021.

The unaudited pro forma consolidated condensed balance sheet data as of September 30, 2021 is presented as if the deconsolidation of the JV Company had occurred on September 30, 2021.  The unaudited pro forma consolidated condensed statements of operations for the year ended June 30, 2021 and the three months ended September 30, 2021 are presented as if the deconsolidation of the JV Company had occurred on July 1, 2020.  The unaudited pro forma consolidated condensed financial information is subject to adjustment and is presented for informational purposes only and does not purport to represent what the Company’s results of operations or financial position would actually have been if deconsolidation had in fact occurred on the dates discussed above.  It also does not project or forecast the Company’s consolidated results of operations or financial position for any future date or period.  Actual results may differ significantly from those reflected here in the unaudited pro forma consolidated financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma consolidated financial statements and actual results.

The pro forma consolidated condensed financial statements of the Company should be read in conjunction with the historical consolidated financial statements of the Company and the related notes included in its 2021 Annual Report on Form 10-K and other periodic reports the Company filed with the SEC.

ALPHA AND OMEGA SEMICONDUCTOR LIMITED
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
(Unaudited in thousands)
	As of September 30, 2021
	As Reported	Transaction Accounting Adjustments (a)		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$252,453	$(4,070)	(b)	$248,383
Restricted cash	342	(109)		233
Accounts receivable, net	39,317	(31)		39,286
Receivable from equity investee, net	—	13,115	(c)	13,115
Inventories	163,437	(53,966)		109,471
Other current assets	17,518	(7,026)		10,492
Total current assets	473,067	(52,087)		420,980
Property, plant and equipment, net	441,279	(266,211)		175,068
Operating lease right-of-use assets, net	33,437	(11,754)		21,683
Intangible assets, net	12,570	—		12,570
Equity method investment in equity investee	—	391,360	(d)	391,360
Deferred income tax assets	5,216	(4,775)	(g)	441
Restricted cash - long-term	2,168	(2,168)		—
Other long-term assets	23,941	(1,647)		22,294
Total assets	$991,678	$52,718		$1,044,396
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$81,681	$(32,329)		$49,352
Accrued liabilities	92,207	(18,253)		73,954
Income taxes payable	3,004	2,192	(f)	5,196
Short-term debt	57,955	(49,645)		8,310
Finance lease liabilities	16,722	(16,722)		—
Operating lease liabilities	5,537	(1,010)		4,527
Total current liabilities	257,106	(115,767)		141,339
Long-term debt	75,991	(62,068)		13,923
Income taxes payable - long-term	1,332	—		1,332
Deferred income tax liabilities	3,136	26,641	(g)	29,777
Finance lease liabilities - long-term	8,516	(8,516)		—
Operating lease liabilities - long-term	29,342	(10,748)		18,594
Other long-term liabilities	74,265	(454)		73,811
Total liabilities	449,688	(170,912)		278,776

Equity:
Preferred shares	—	—		—
Common shares	66	—		66
Treasury shares at cost	(66,052)	—		(66,052)
Additional paid-in capital	264,321	—		264,321
Accumulated other comprehensive income	2,229	(1,002)	(a)	1,227
Retained earnings	200,307	365,751	(e)	566,058
Total Alpha and Omega Semiconductor Limited shareholder's equity	400,871	364,749		765,620
Noncontrolling interest	141,119	(141,119)		—
Total equity	541,990	223,630		765,620
Total liabilities and equity	$991,678	$52,718		$1,044,396

ALPHA AND OMEGA SEMICONDUCTOR LIMITED
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
	Year Ended June 30, 2021
	As Reported	Transaction Accounting Adjustments (h)		Pro Forma
Revenue	$656,902	$(489)		$656,413
Cost of goods sold	452,359	4,927		457,286
Gross profit	204,543	(5,416)		199,127

Operating expenses:
Research and development	62,953	(4,735)		58,218
Selling, general and administrative	77,514	(2,849)		74,665
Total operating expenses	140,467	(7,584)		132,883
Operating income	64,076	2,168		66,244

Interest expense and other income (loss), net	(3,852)	1,553		(2,299)
Gain on deconsolidation of the JV Company	—	398,357	(e)	398,357
Net income before income taxes	60,224	402,078		462,302
Income tax expense	3,935	33,608		37,543
Net income before loss from equity method investments	56,289	368,470		424,759
Equity method investment loss from equity investee, net of tax	—	10,152		10,152
Net income	56,289	358,318		414,607
Net loss attributable to noncontrolling interest	(1,827)	1,827		—
Net income attributable to Alpha and Omega Semiconductor Limited	$58,116	$356,491		$414,607

Net income per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$2.25			$16.08
Diluted	$2.13			$15.20

Weighted average number of common share attributable to Alpha and Omega Semiconductor Limited used to compute net income per share:
Basic	25,786			25,786
Diluted	27,272			27,272

ALPHA AND OMEGA SEMICONDUCTOR LIMITED
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share data)
	Three Months Ended September 30, 2021
	As Reported	Transaction Accounting Adjustments (h)	Pro Forma
Revenue	$187,035	$(379)	$186,656
Cost of goods sold	122,468	(352)	122,116
Gross profit	64,567	(27)	64,540
Operating expenses
Research and development	17,812	(1,142)	16,670
Selling, general and administrative	21,806	(965)	20,841
Total operating expenses	39,618	(2,107)	37,511
Operating income	24,949	2,080	27,029

Interest expense and other income (loss), net	(2,192)	1,966	(226)
Net income before income taxes	22,757	4,046	26,803
Income tax expense	1,320	—	1,320
Net income before loss from equity method investments	21,437	4,046	25,483
Equity method investment loss from equity investee, net of tax	—	3,632	3,632
Net income	21,437	414	21,851
Net loss attributable to noncontrolling interest	(1,987)	1,987	—
Net income attributable to Alpha and Omega Semiconductor Limited	$23,424	$(1,573)	$21,851
Net income per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.89		$0.83
Diluted	$0.85		$0.79
Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net income per share
Basic	26,365		26,365
Diluted	27,638		27,638

ALPHA AND OMEGA SEMICONDUCTOR LIMITED
NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
(Unaudited)

(a) This adjustment reflects the deconsolidation of the assets, liabilities, accumulated other comprehensive income, and noncontrolling interests related to the JV Company as of September 30, 2021 in accordance with ASC 810-10-40-4(c) due to a loss control of the JV Company that occurred on December 2, 2021.

(b) This adjustment includes cash consideration from sale of 2.1% equity interest in the JV Company by AOS for approximately $16.9 million.

(c)This adjustment includes the net receivable from the JV Company as of September 30, 2021, which was eliminated as an intercompany balance in consolidation by AOS.

(d) This adjustment reflects the preliminary estimated fair value of the AOS retained investment in the JV Company on December 2, 2021.  This amount was determined using a market approach by multiplying 48.8% equity interest of the JV Company AOS held on December 2, 2021, by the $801.7 million enterprise value of the JV Company determined based upon the sale transaction by AOS to the unrelated investor. The estimated fair value may be subject to change upon finalization of our financial statement close process.

(e) This adjustment reflects the shareholders’ equity and recognizes a proforma estimated gain, net of tax, of $364.8 million upon the deconsolidation of the JV Company.  The pro forma estimated gain, net of tax, was computed based upon the carrying amount of noncontrolling interest, deferred income taxes and the JV Company’s net assets as of September 30, 2021.  The actual gain on deconsolidation, net of taxes, will be determined based upon the carrying amount of the noncontrolling interest, deferred income taxes and the JV Company’s net assets as of December 2, 2021.  We are not able to calculate the actual gain or income tax impact on this gain until we determine the actual balances of our carrying amounts, as applicable as of December 2, 2021, which will be completed during the second fiscal quarter ending December 31, 2021. The actual gain, including related income taxes, may differ materially from the proforma estimated gain, net of tax, shown herein.

The pro forma estimated gain, net of tax, was computed as follows:

(in millions)
Cash received (net of transaction costs)	$16.9
Plus: Fair value of AOS's retained investment in the JV Company as of December 2, 2021	391.4
Plus: Carrying amount of noncontrolling interest as of September 30, 2021	141.1
Less: Carrying value of the JV Company’s net assets as of September 30, 2021	151.0
Pro forma net estimated gain on deconsolidation of the JV Company before income taxes	398.4

Less: Deferred long-term income taxes as of September 30, 2021	31.4
Less: Current pro forma tax provision on deconsolidation of the JV Company	2.2
Pro forma net estimated gain on deconsolidation of the JV Company	$364.8

(f) This adjustment reflects an increase in current tax liabilities of $2.2 million as a result of the net estimated gain recognized on deconsolidation of the JV Company.  The tax effect of the pro forma adjustments was calculated using our historical statutory rates in effect for the periods presented, as applicable.

(g) This adjustment is an increase in deferred taxes of $31.4 million as a result of the net estimated gain recognized on deconsolidation of the JV Company and the Company no longer asserting permanent reinvestment related to its investment in the JV Company.  The tax effect of the pro forma adjustments was calculated using our historical statutory rates in effect for the periods presented, as applicable.

(h) This adjustment reflects the elimination of revenues, expenses and net loss attributable to noncontrolling interest related to the deconsolidation of the JV Company and the recording of investment loss from the JV Company under the equity method for the respective periods presented.